AMENDMENT TO THE
                            PLAN OF REORGANIZATION

            WHEREAS, Franklin Investors Securities Trust (the "Trust"), a business Trust organized under the laws of the Commonwealth of Massachusetts in 1986, with its principal place of business at 777 Mariners Island Boulevard, San Mateo, California 94404 has made on behalf of its series Franklin Adjustable Rate Securities Fund ("Adjustable Rate Fund") and Franklin Adjustable U.S. Government Securities Fund ("Adjustable USG Fund") a Plan of Reorganization dated February 18, 1999; and


            WHEREAS, the Trust, on behalf of Adjustable Rate Fund and Adjustable USG Fund, desires to amend the Plan of Reorganization and the Board of the Trust has authorized the appropriate officers to prepare and execute amendments to the Plan of Reorganization.

            NOW THEREFORE, BE IT RESOLVED, that the Plan of Reorganization is hereby amended to read as follows:

            1. In Paragraph 2(c), entitled "Valuation," the following shall be deleted:

            "(c)  The net asset value of a share of Adjustable
            Rate Fund shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Adjustable Rate Fund's currently effective prospectus."

and replaced with the following:

            "(c) The net asset value of a share of Adjustable Rate Fund shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date, using the valuation procedures set forth in Adjustable Rate Fund's currently effective prospectus."

            2. Nothing in this Amendment shall be deemed to modify or in any way affect the Plan of Reorganization except to the extent herein expressly provided.


                         IN WITNESS WHEREOF, the Trust has caused this
Amendment to the Plan of Reorganization to be executed on behalf of Adjustable USG Fund and Adjustable Rate Fund by its duly authorized officers, on this 27th day of April, 1999.

                                          FRANKLIN INVESTORS SECURITIES
                                          TRUST, on behalf of
                                          FRANKLIN ADJUSTABLE RATE
SECURITIES FUND
Attest:

/s/ Leiann Nuzum                      By: /s/ Deborah R. Gatzek
Assistant Secretary                       Deborah R. Gatzek
                                          Vice President and Secretary

                                          FRANKLIN INVESTORS SECURITIES
                                          TRUST, on behalf of
                                          FRANKLIN ADJUSTABLE U.S.
                                          GOVERNMENT FUND
Attest:


/s/ Leiann Nuzum                      By: /s/ Deborah R. Gatzek
Assistant Secretary                       Deborah R. Gatzek
                                          Vice President and Secretary